Exhibit 99.1
TIME WARNER INC. REPORTS THIRD-QUARTER 2010
ADJUSTED EARNINGS PER SHARE OF $0.62, UP 17% FROM YEAR-AGO QUARTER
Third-Quarter Highlights
•	Revenues increase 2% to $6.4 billion
•	Advertising Revenues grow 9%, driven by increases of 10% at Turner and 5% at Time Inc.
•	Company repurchases 54 million shares for $1.7 billion year to date through October 29, 2010
NEW YORK, November 3, 2010 – Time Warner Inc. (NYSE:TWX) today reported financial results for its third quarter ended September 30, 2010.
Chairman and Chief Executive Officer Jeff Bewkes said: “Time Warner achieved strong performance yet again in the quarter and, with Adjusted EPS up more than 35% through the first three quarters, we remain on track for a very strong year. Our strategy of focusing on high-quality branded content continues to pay off. Our networks businesses delivered robust growth in advertising and subscription revenues in the quarter. And Time Inc. again increased its share in overall domestic print advertising. In television, Turner, HBO and Warner Bros. all debuted new hit shows, like Rizzoli & Isles, Boardwalk Empire and Mike & Molly. In film, Warner Bros. continued to benefit from the strong performance of our worldwide blockbuster Inception, and we’re enthusiastic about the rest of this year’s release schedule. At the same time, we’re executing against our capital plan and have returned more than $2.2 billion in dividends and share repurchases to stockholders so far this year.”
Company Results
In the quarter, Revenues rose 2% from the same period in 2009 to $6.4 billion, reflecting growth at the Networks segment. Adjusted Operating Income grew 5% to $1.4 billion, due to increases at the Networks and Publishing segments. Adjusted Operating Income included a $58 million reserve reversal in connection with the resolution of litigation relating to the sale of the Atlanta Hawks and Thrashers sports franchises (the “Winter Sports Teams”). Adjusted Operating Income margins reached 21%, a modest increase from the year-ago quarter. Operating Income increased 9% to $1.3 billion, while Operating Income margins were 21% compared to 20% in last year’s third quarter.
In the third quarter, the Company posted Adjusted Diluted Income per Common Share from Continuing Operations (“Adjusted EPS”) of $0.62 versus $0.53 for the year-ago quarter. Diluted Income per Common Share from Continuing Operations was $0.46 for the three months ended September 30, 2010, compared to $0.49 in last year’s third quarter.
For the first nine months of 2010, Cash Provided by Operations from Continuing Operations totaled $2.3 billion, and Free Cash Flow amounted to $2.0 billion. As of September 30, 2010, Net Debt was $12.5 billion, up from $11.5 billion at the end of 2009, due mainly to share repurchases and dividends, as well as investment and acquisition spending, offset by the generation of Free Cash Flow.
Refer to “Use of Non-GAAP Financial Measures” in this release for a discussion of the non-GAAP financial measures used in this release and the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Stock Repurchase Program Update
On January 28, 2010, the Company’s Board of Directors increased the amount remaining on the Company’s common stock repurchase program to $3.0 billion for purchases beginning January 1, 2010.

From January 1 through October 29, 2010, the Company repurchased approximately 54 million shares of common stock for approximately $1.7 billion. These amounts reflect the purchase of 16 million shares of common stock for approximately $500 million since the amounts reported in the Company’s second-quarter 2010 earnings release issued on August 4, 2010.

Segment Performance
Presentation of Financial Information
The schedule below reflects Time Warner’s financial performance for the three and nine months ended September 30, by line of business (millions).

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,

	2010	2009(a)	2010	2009(a)
Revenues:
Networks	$3,004	$2,755	$9,132	$8,316
Filmed Entertainment	2,776	2,780	7,986	7,746
Publishing	901	914	2,619	2,635
Intersegment eliminations	(304)	(187)	(661)	(519)

Total Revenues	$6,377	$6,262	$19,076	$18,178

Adjusted Operating Income (Loss) (b):
Networks (c)	$1,138	$976	$3,261	$2,770
Filmed Entertainment	209	291	689	681
Publishing	141	97	344	167
Corporate	(84)	(79)	(263)	(247)
Intersegment eliminations	(46)	14	(56)	–

Total Adjusted Operating Income	$1,358	$1,299	$3,975	$3,371

Operating Income (Loss)(b):
Networks (c)	$1,138	$924	$3,320	$2,718
Filmed Entertainment	200	291	680	648
Publishing	141	97	344	167
Corporate	(86)	(86)	(284)	(268)
Intersegment eliminations	(46)	14	(56)	–

Total Operating Income	$1,347	$1,240	$4,004	$3,265

Depreciation and Amortization:
Networks	$93	$94	$283	$280
Filmed Entertainment	84	94	265	275
Publishing	36	42	114	128
Corporate	9	10	28	30

Total Depreciation and Amortization	$222	$240	$690	$713

(a)	The 2009 financial information reflects the Company’s retrospective adoption of accounting guidance related to accounting for transfers of financial assets and variable interest entities, which resulted in the deconsolidation of HBO Asia, HBO South Asia and HBO Latin America Group.
(b)	Adjusted Operating Income (Loss) and Operating Income (Loss) for the three and nine months ended September 30, 2010 and 2009 included restructuring costs of (millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Networks	$(5)	$–	$(5)	$–
Filmed Entertainment	(10)	(17)	(17)	(85)
Publishing	(14)	(12)	(22)	(7)
Corporate	–	–	–	–

Total Restructuring Costs	$(29)	$(29)	$(44)	$(92)

(c)	Adjusted Operating Income (Loss) and Operating Income (Loss) for the three and nine months ended September 30, 2010 included a $58 million reserve reversal in connection with the resolution of litigation relating to the sale of the Winter Sports Teams.

Presented below is a discussion of the performance of Time Warner’s segments for the third quarter of 2010. Unless otherwise noted, the dollar amounts in parentheses represent year-over-year changes.
NETWORKS (Turner Broadcasting and HBO)
Revenues grew 9% ($249 million) to $3.0 billion, with increases of 9% ($152 million) in Subscription revenues, 10% ($80 million) in Advertising revenues and 2% ($4 million) in Content revenues. Subscription revenues benefitted primarily from higher subscription rates and the consolidation of HBO Central Europe. Increased Advertising revenues were the result of international expansion and growth, as well as strong domestic scatter demand and yield management, partially offset by the impact of lower audience delivery at Turner’s domestic news networks. The growth in Content revenues reflected higher sales of HBO’s original programming, including True Blood and The Pacific. In the prior year quarter, Content revenues included a $25 million benefit related to lower than anticipated home video returns.
Adjusted Operating Income rose 17% ($162 million) to $1.1 billion, driven by increased revenues, partly offset by higher expenses, including increased programming and marketing costs. Programming costs increased 5%, due largely to higher original programming expenses. Adjusted Operating Income in the quarter included a $58 million reserve reversal in connection with the resolution of litigation relating to the sale of the Winter Sports Teams. Operating Income grew 23% ($214 million) to $1.1 billion. The prior year quarter included a $52 million noncash impairment of intangible assets related to Turner’s interest in a general entertainment network in India.
During the quarter, TNT’s The Closer and Rizzoli & Isles wrapped up their summer seasons ranking as advertising-supported cable’s top two series of all time in delivery of total viewers and households. Also during the quarter, truTV continued to rank among advertising-supported cable’s top 10 networks in primetime delivery of key adult male viewers.
At the 62nd Primetime Emmy Awards, HBO received 25 awards, the most of any network for the eighth consecutive year, with The Pacific leading all nominees with eight Emmys and Temple Grandin receiving seven. Boardwalk Empire has averaged 12 million viewers for the first four episodes, putting it on track to become the most-watched first-year series in HBO history.
FILMED ENTERTAINMENT (Warner Bros.)
Revenues were flat at $2.8 billion. The strong theatrical performance of Inception and higher television license fees, including the off-network availabilities of Two and a Half Men and The New Adventures of Old Christine, faced difficult comparisons to the prior year quarter. The prior year quarter included revenues from the theatrical releases of Harry Potter and the Half-Blood Prince and The Hangover, as well as the video game release of Batman: Arkham Asylum.
Adjusted Operating Income declined 28% ($82 million) to $209 million, reflecting difficult comparisons to the prior-year quarter’s theatrical contribution from Harry Potter and the Half-Blood Prince and higher print and advertising costs, partly offset by the increase in higher margin off-network television sales. Operating Income decreased 31% ($91 million) to $200 million.
Warner Home Video continued to rank #1 in U.S. home video sales for the first nine months of 2010, garnering an industry-leading 20.4% share. In July, Warner Bros. became the first studio in history whose films surpassed $1 billion in domestic box office revenues for 10 consecutive years. Warner Bros. Television Group’s Mike & Molly is the #1 new comedy series of the fall television season among adults 18-49.

PUBLISHING (Time Inc.)
Revenues declined 1% ($13 million) to $901 million, mainly reflecting a 5% increase ($22 million) in Advertising revenues, which was more than offset by decreases of 5% ($15 million) in Subscription revenues and 12% ($12 million) in Other revenues. Advertising revenues benefitted from higher domestic print advertising pages sold, partially offset by lower average advertising rates per page, and increases in digital advertising revenues. Subscription revenues declined due primarily to the unfavorable impact of foreign exchange rates at IPC, as well as lower domestic subscription and newsstand sales. Other revenues decreased due mainly to lower revenues at Synapse and the impact of the sale of Southern Living At Home in the prior year quarter.
Operating Income improved 45% ($44 million) to $141 million due primarily to operational improvement initiatives which resulted in cost savings, including lower pension expenses.
During the first nine months of 2010, Time Inc. increased its leading share of overall domestic magazine advertising to 21.1%, up 1.3 percentage points from the same period last year, with share gains at 15 of Time Inc.’s 20 domestic publications measured by Publishers Information Bureau.
CONSOLIDATED NET INCOME AND PER SHARE RESULTS
Adjusted EPS was $0.62 for the three months ended September 30, 2010, compared to $0.53 in the third quarter of last year. The increase in Adjusted EPS reflected primarily higher Adjusted Operating Income.
For the three months ended September 30, 2010, the Company reported Income from Continuing Operations of $522 million, or $0.46 per diluted common share. The current year quarter included a pre-tax $295 million loss resulting from premiums paid and transaction costs incurred in connection with the redemption of some of the Company’s debt securities. This compares to Income from Continuing Operations in 2009’s third quarter of $581 million, or $0.49 per diluted common share.
Discontinued operations generated Net Income of $81 million for the third quarter of 2009, reflecting the operating results of AOL Inc.
For the third quarter of 2010, the Company reported Net Income of $522 million, or $0.46 per diluted common share. This compares to Net Income in the prior year quarter of $662 million, or $0.55 per diluted common share.
USE OF NON-GAAP FINANCIAL MEASURES
The Company utilizes Adjusted Operating Income (Loss) and Adjusted Operating Income margin, among other measures, to evaluate the performance of its businesses. Adjusted Operating Income (Loss) is Operating Income (Loss) excluding the impact of noncash impairments of goodwill, intangible and fixed assets, as well as gains and losses on operating assets and amounts related to securities litigation and government investigations. Adjusted Operating Income margin is defined as Adjusted Operating Income divided by Revenues. These measures are considered important indicators of the operational strength of the Company’s businesses. A limitation of these measures, however, is that they do not reflect gains and losses on asset sales or amounts related to securities litigation and government investigations or any impairment charge related to goodwill, intangible assets and fixed assets.
Adjusted Income from Continuing Operations attributable to Time Warner Inc. common shareholders is Income from Continuing Operations attributable to Time Warner Inc. common shareholders excluding noncash impairments of goodwill, intangible and fixed assets and investments; gains and losses on operating assets, liabilities and investments; external costs related to mergers, acquisitions, investments or dispositions, as well as contingent consideration related to such transactions, to the extent such costs are expensed; amounts related to securities litigation and government investigations; and amounts attributable to businesses classified as discontinued operations, as well as the impact of taxes and noncontrolling interests on the above items. Similarly, Adjusted EPS is Diluted Income per Common Share from Continuing Operations attributable to Time Warner Inc. common shareholders excluding the above items.
Adjusted Income from Continuing Operations attributable to Time Warner Inc. common shareholders and Adjusted EPS are considered important indicators of the operational strength of the Company’s businesses as these measures eliminate amounts that do not reflect the fundamental performance of the Company’s businesses. The Company utilizes Adjusted EPS, among other measures, to evaluate the performance of its businesses both on an absolute basis and relative to its peers and the broader market. Many investors also use an adjusted EPS measure as a common basis for comparing the performance of different companies. Some limitations of Adjusted Income from Continuing Operations attributable to Time Warner Inc. common shareholders and Adjusted EPS, however, are that they do not reflect certain cash charges that affect the operating results of the Company’s businesses and they involve judgment as to whether items affect fundamental operating performance. Also, a general limitation of these measures is that they are not prepared in accordance with U.S. generally accepted accounting principles and may not be comparable to similarly titled measures of other companies due to differences in methods of calculation and excluded items.
Free Cash Flow is Cash Provided by Operations from Continuing Operations plus payments related to securities litigation and government investigations (net of any insurance recoveries), external costs related to mergers, acquisitions, investments or dispositions and excess tax benefits from the exercise of stock options, less capital expenditures, principal payments on capital leases and partnership distributions, if any. The Company uses Free Cash Flow to evaluate its businesses and this measure is considered an important indicator of the Company’s liquidity, including its ability to reduce net debt, make strategic investments, pay dividends to common shareholders and repurchase stock. A limitation of this measure, however, is that it does not reflect payments made in connection with securities litigation and government investigations, which reduce liquidity.
Adjusted Operating Income (Loss), Adjusted Income from Continuing Operations attributable to Time Warner Inc. common shareholders, Adjusted EPS and Free Cash Flow should be considered in addition to, not as a substitute for, the Company’s Operating Income (Loss), Income from Continuing Operations attributable to Time Warner Inc. common shareholders, Diluted Income (Loss) per Common Share from Continuing Operations and various cash flow measures (e.g., Cash Provided by Operations from Continuing Operations), as well as other measures of financial performance and liquidity reported in accordance with U.S. generally accepted accounting principles.
ABOUT TIME WARNER INC.
Time Warner Inc., a global leader in media and entertainment with businesses in television networks, filmed entertainment and publishing, uses its industry-leading operating scale and brands to create, package and deliver high-quality content worldwide through multiple distribution outlets.
CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs, and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the businesses of Time Warner Inc. More detailed information about these factors may be found in filings by Time Warner with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Time Warner is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.
INFORMATION ON BUSINESS OUTLOOK RELEASE & CONFERENCE CALL
Time Warner Inc. issued a separate release today regarding its 2010 full-year business outlook.
The Company’s conference call can be heard live at 10:30 am ET on Wednesday, November 3, 2010. To listen to the call, visit www.timewarner.com/investors.

CONTACTS:
Corporate Communications	Investor Relations
Keith Cocozza (212) 484-7482	Doug Shapiro (212) 484-8926
Michael Kopelman (212) 484-8920
# # #

TIME WARNER INC.
CONSOLIDATED BALANCE SHEET
(Unaudited; millions, except share amounts)

	September 30,	December 31,

	2010	2009

ASSETS
Current assets
Cash and equivalents	$4,009	$4,733
Receivables, less allowances of $1,739 and $2,247	5,309	5,070
Securitized receivables	-	805
Inventories	1,945	1,769
Deferred income taxes	541	670
Prepaid expenses and other current assets	530	645

Total current assets	12,334	13,692

Noncurrent inventories and film costs	5,938	5,754
Investments, including available-for-sale securities	1,656	1,542
Property, plant and equipment, net	3,760	3,922
Intangible assets subject to amortization, net	2,500	2,676
Intangible assets not subject to amortization	7,775	7,734
Goodwill	29,826	29,639
Other assets	1,431	1,100

Total assets	$65,220	$66,059

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued liabilities	$6,934	$7,807
Deferred revenue	815	781
Debt due within one year	34	57
Non-recourse debt	-	805
Current liabilities of discontinued operations	-	23

Total current liabilities	7,783	9,473

Long-term debt	16,523	15,346
Deferred income taxes	1,659	1,607
Deferred revenue	294	269
Other noncurrent liabilities	5,947	5,967

Equity
Common stock, $0.01 par value, 1.640 billion and 1.634 billion shares issued and 1.114 billion and 1.157 billion shares outstanding	16	16
Paid-in-capital	157,473	158,129
Treasury stock, at cost (526 million and 477 million shares)	(28,534)	(27,034)
Accumulated other comprehensive loss, net	(620)	(580)
Accumulated deficit	(95,326)	(97,135)

Total Time Warner Inc. shareholders’ equity	33,009	33,396
Noncontrolling interests	5	1

Total equity	33,014	33,397

Total liabilities and equity	$65,220	$66,059

TIME WARNER INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited; millions, except per share amounts)

	Three Months Ended		Nine Months Ended
	9/30/10	9/30/09	9/30/10	9/30/09
Revenues	$6,377	$6,262	$19,076	$18,178
Costs of revenues	(3,529)	(3,419)	(10,481)	(10,111)
Selling, general and administrative	(1,409)	(1,451)	(4,409)	(4,411)
Amortization of intangible assets	(54)	(71)	(188)	(214)
Restructuring costs	(29)	(29)	(44)	(92)
Asset impairments	(9)	(52)	(9)	(52)
Gain (loss) on operating assets	-	-	59	(33)

Operating income	1,347	1,240	4,004	3,265
Interest expense, net	(299)	(299)	(895)	(909)
Other income (loss), net	(307)	(39)	(377)	(37)

Income from continuing operations before income taxes	741	902	2,732	2,319
Income tax provision	(221)	(320)	(927)	(846)

Income from continuing operations	520	582	1,805	1,473
Discontinued operations, net of tax	-	81	-	407

Net income	520	663	1,805	1,880
Less Net (income) loss attributable to noncontrolling interests	2	(1)	4	(34)

Net income attributable to Time Warner Inc. shareholders	$522	$662	$1,809	$1,846

Amounts attributable to Time Warner Inc. shareholders:
Income from continuing operations	$522	$581	$1,809	$1,478
Discontinued operations, net of tax	-	81	-	368

Net income	$522	$662	$1,809	$1,846

Per share information attributable to Time Warner Inc. common shareholders:
Basic income per common share from continuing operations	$0.46	$0.49	$1.58	$1.24
Discontinued operations	-	0.07	-	0.30

Basic net income per common share	$0.46	$0.56	$1.58	$1.54

Average basic common shares outstanding	1,121.0	1,179.9	1,135.8	1,190.4

Diluted income per common share from continuing operations	$0.46	$0.49	$1.57	$1.23
Discontinued operations	-	0.06	-	0.31

Diluted net income per common share	$0.46	$0.55	$1.57	$1.54

Average diluted common shares outstanding	1,138.0	1,193.3	1,152.4	1,199.7

Cash dividends declared per share of common stock	$0.2125	$0.1875	$0.6375	$0.5625

TIME WARNER INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
Nine Months Ended September 30,
(Unaudited; millions)

	2010	2009
OPERATIONS
Net income	$1,805	$1,880
Less Discontinued operations, net of tax	-	407

Net income from continuing operations	1,805	1,473
Adjustments for noncash and nonoperating items:
Depreciation and amortization	690	713
Amortization of film and television costs	4,670	4,652
Asset impairments	9	52
(Gain) loss on investments and other assets, net	(1)	25
Equity in losses of investee companies, net of cash distributions	62	55
Equity-based compensation	163	140
Deferred income taxes	(31)	156
Changes in operating assets and liabilities, net of acquisitions	(5,048)	(4,511)

Cash provided by operations from continuing operations	2,319	2,755

INVESTING ACTIVITIES
Investments in available-for-sale securities	(13)	(4)
Investments and acquisitions, net of cash acquired	(592)	(700)
Capital expenditures	(337)	(351)
Investment proceeds from available-for-sale securities	-	50
Proceeds from the Special Dividend paid by Time Warner Cable Inc.	-	9,253
Other investment proceeds	116	174

Cash provided (used) by investing activities from continuing operations	(826)	8,422

FINANCING ACTIVITIES
Borrowings	5,220	3,542
Debt repayments	(4,856)	(8,046)
Proceeds from exercise of stock options	85	23
Excess tax benefit on stock options	5	-
Principal payments on capital leases	(11)	(14)
Repurchases of common stock	(1,516)	(676)
Dividends paid	(733)	(676)
Other financing activities	(388)	(62)

Cash used by financing activities from continuing operations	(2,194)	(5,909)

Cash provided (used) by continuing operations	(701)	5,268

Cash provided (used) by operations from discontinued operations	(23)	1,291
Cash used by investing activities from discontinued operations	-	(741)
Cash used by financing activities from discontinued operations	-	(5,247)
Effect of change in cash and equivalents of discontinued operations	-	5,320

Cash provided (used) by discontinued operations	(23)	623

INCREASE (DECREASE) IN CASH AND EQUIVALENTS	(724)	5,891
CASH AND EQUIVALENTS AT BEGINNING OF PERIOD	4,733	1,082

CASH AND EQUIVALENTS AT END OF PERIOD	$4,009	$6,973

TIME WARNER INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited; dollars in millions)
Reconciliations of
Adjusted Operating Income (Loss) to Operating Income (Loss) and
Adjusted Operating Income Margin to Operating Income Margin
Three Months Ended September 30, 2010

			Amounts Related
			to Securities
	Adjusted		Litigation &
	Operating	Asset	Government	Gain (Loss) on	Operating
	Income (Loss)	Impairments	Investigations	Operating Assets	Income (Loss)
Networks	$1,138	$-	$-	$-	$1,138
Filmed Entertainment(a)	209	(9)	-	-	200
Publishing	141	-	-	-	141
Corporate(b)	(84)	-	(2)	-	(86)
Intersegment eliminations	(46)	-	-	-	(46)

Total	$1,358	$(9)	$(2)	$-	$1,347

Margin(c)	21.3%	(0.2% )	-	-	21.1%
Three Months Ended September 30, 2009

			Amounts Related
			to Securities
	Adjusted		Litigation &
	Operating	Asset	Government	Gain (Loss) on	Operating
	Income (Loss)	Impairments	Investigations	Operating Assets	Income (Loss)
Networks(d)	$976	$(52)	$-	$-	$924
Filmed Entertainment	291	-	-	-	291
Publishing	97	-	-	-	97
Corporate(b)	(79)	-	(7)	-	(86)
Intersegment eliminations	14	-	-	-	14

Total	$1,299	$(52)	$(7)	$-	$1,240

Margin(c)	20.7%	(0.8% )	(0.1% )	-	19.8%

(a)	For the three months ended September 30, 2010, Operating Income includes a $9 million noncash impairment of intangible assets related to the termination of a games licensing relationship.

(b)	For the three months ended September 30, 2010 and 2009, Operating Loss includes $2 million and $7 million, respectively, in net expenses related to securities litigation and government investigations.

(c)	Adjusted Operating Income Margin is defined as Adjusted Operating Income divided by Revenues. Operating Income Margin is defined as Operating Income divided by Revenues.

(d)	For the three months ended September 30, 2009, Operating Income includes a $52 million noncash impairment of intangible assets related to Turner’s interest in a general entertainment network in India.

TIME WARNER INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited; dollars in millions)
Reconciliations of
Adjusted Operating Income (Loss) to Operating Income (Loss) and
Adjusted Operating Income Margin to Operating Income Margin
Nine Months Ended September 30, 2010

			Amounts Related
			to Securities
	Adjusted		Litigation &
	Operating	Asset	Government	Gain (Loss) On	Operating
	Income (Loss)	Impairments	Investigations	Operating Assets	Income (Loss)
Networks(a)	$3,261	$-	$-	$59	$3,320
Filmed Entertainment(b)	689	(9)	-	-	680
Publishing	344	-	-	-	344
Corporate(c)	(263)	-	(21)	-	(284)
Intersegment eliminations	(56)	-	-	-	(56)

Total	$3,975	$(9)	$(21)	$59	$4,004

Margin(d)	20.8%	-	(0.1% )	0.3%	21.0%
Nine Months Ended September 30, 2009

			Amounts Related
			to Securities
	Adjusted		Litigation &
	Operating	Asset	Government	Gain (Loss) On	Operating
	Income (Loss)	Impairments	Investigations	Operating Assets	Income (Loss)
Networks(a)	$2,770	$(52)	$-	$-	$2,718
Filmed Entertainment(b)	681	-	-	(33)	648
Publishing	167	-	-	-	167
Corporate(c)	(247)	-	(21)	-	(268)
Intersegment eliminations	-	-	-	-	-

Total	$3,371	$(52)	$(21)	$(33)	$3,265

Margin(d)	18.5%	(0.3% )	(0.1% )	(0.1% )	18.0%

(a)	For the nine months ended September 30, 2010, Operating Income includes a $59 million gain reflecting the recognition of the excess of the fair value over the Company’s carrying costs of its original investment in HBO Central Europe (“HBO CE”) upon the Company’s acquisition of the controlling interest in HBO CE. For the nine months ended September 30, 2009, Operating Income includes a $52 million noncash impairment of intangible assets related to Turner’s interest in a general entertainment network in India.

(b)	For the nine months ended September 30, 2010, Operating Income includes a $9 million noncash impairment of intangible assets related to the termination of a games licensing relationship. For the nine months ended September 30, 2009, Operating Income includes a $33 million loss on the sale of Warner Bros.’ Italian cinema assets.

(c)	For both the nine months ended September 30, 2010 and 2009, Operating Loss includes $21 million in net expenses related to securities litigation and government investigations.

(d)	Adjusted Operating Income Margin is defined as Adjusted Operating Income divided by Revenues. Operating Income Margin is defined as Operating Income divided by Revenues.

TIME WARNER INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited; millions, except for per share amounts)
Reconciliations of
Adjusted Income from Continuing Operations attributable to Time Warner Inc. common shareholders to Income from Continuing Operations attributable to Time Warner Inc. common shareholders and
Adjusted EPS to Diluted Income per Common Share from Continuing Operations

	Three Months Ended		Nine Months Ended
	9/30/10	9/30/09	9/30/10	9/30/09

Amounts related to securities litigation and government investigations	$(2)	$(7)	$(21)	$(21)
Asset impairments	(9)	(52)	(9)	(52)
Gain (loss) on operating assets	-	-	59	(33)

Impact on Operating Income	(11)	(59)	29	(106)

Investment gains (losses), net	2	(25)	2	(1)
Amounts related to the separation of Time Warner Cable Inc.	2	4	(5)	6
Costs related to the separation of AOL Inc.	-	-	-	(15)
Premiums paid and transaction costs incurred in connection with debt redemptions	(295)	-	(364)	-

Pretax impact	(302)	(80)	(338)	(116)
Income tax impact of above items	116	25	144	28
Tax items related to Time Warner Cable Inc.	-	-	-	24

After-tax impact	(186)	(55)	(194)	(64)
Noncontrolling interest impact	-	-	-	5

Impact of items affecting comparability on income from continuing operations	$(186)	$(55)	$(194)	$(59)

Amounts attributable to Time Warner Inc. shareholders:
Income from continuing operations	$522	$581	$1,809	$1,478
Less impact of items affecting comparability on income from continuing operations	(186)	(55)	(194)	(59)

Adjusted income from continuing operations	$708	$636	$2,003	$1,537

Per share information attributable to Time Warner Inc. common shareholders:
Diluted income per common share from continuing operations	$0.46	$0.49	$1.57	$1.23
Less Impact of items affecting comparability on diluted income per common share from continuing operations	(0.16)	(0.04)	(0.17)	(0.05)

Adjusted EPS	$0.62	$0.53	$1.74	$1.28

Average diluted common shares outstanding	1,138.0	1,193.3	1,152.4	1,199.7

Amounts Related to Securities Litigation
     The Company recognized legal and other professional fees related to the defense of securities litigation matters by former employees totaling $2 million and $21 million for the three and nine months ended September 30, 2010, respectively, and $7 million and $21 million for the three and nine months ended September 30, 2009, respectively.
Asset Impairments
     During the three and nine months ended September 30, 2010, the Company recorded a $9 million noncash impairment of intangible assets related to the termination of a games licensing relationship at the Filmed Entertainment segment.

TIME WARNER INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited; millions, except for per share amounts)
     During the three and nine months ended September 30, 2009, the Company recorded a $52 million noncash impairment of intangible assets at the Networks segment related to Turner’s interest in a general entertainment network in India.
Gain (Loss) on Operating Assets
     For the nine months ended September 30, 2010, the Company, upon the acquisition of the controlling interest in HBO CE, recognized a $59 million gain reflecting the recognition of the excess of the fair value over the Company’s carrying costs of its original investment in HBO CE.
     For the nine months ended September 30, 2009, the Company recognized a $33 million loss on the sale of Warner Bros.’ Italian cinema assets.
Investment Gains (Losses), Net
     For both the three and nine months ended September 30, 2010, the Company recognized $2 million of miscellaneous investment gains, net.
     For the three and nine months ended September 30, 2009, the Company recognized $2 million and $23 million, respectively, of miscellaneous investment losses. In addition, for the three and nine months ended September 30, 2009, the Company recognized a $23 million impairment of the Company’s investment in Miditech Pvt. Limited, a programming production company in India, and, for the nine months ended September 30, 2009, a $28 million gain on the sale of the Company’s investment in TiVo Inc. and a $17 million gain on the sale of the Company’s investment in Eidos plc.
Amounts Related to the Separation of TWC
     For the three and nine months ended September 30, 2010, the Company recognized $2 million of other income and $5 million of other loss, respectively, related to the expiration, exercise and net change in the estimated fair value of Time Warner equity awards held by Time Warner Cable Inc. (“TWC”) employees.
     For the three and nine months ended September 30, 2009, the Company recognized $4 million and $12 million, respectively, of other income related to the increase in the estimated fair value of Time Warner equity awards held by TWC employees. In addition, for the nine months ended September 30, 2009, the Company incurred pretax direct transaction costs, primarily legal and professional fees related to the separation of TWC, of $6 million, which have been reflected in other income (loss), net in the accompanying consolidated statement of operations.
Costs Related to the Separation of AOL
     During the nine months ended September 30, 2009, the Company incurred $15 million of costs related to the separation of AOL Inc., which have been recorded in other income (loss), net in the accompanying consolidated statement of operations. These costs were related to the solicitation of consents from debt holders to amend the indentures governing certain of the Company’s debt securities.
Premiums Paid and Transaction Costs Incurred in Connection with Debt Redemptions
     For the three and nine months ended September 30, 2010, the Company recognized $295 million and $364 million, respectively, of premiums paid and transaction costs incurred in connection with debt redemptions, which were recorded in other income (loss), net in the accompanying consolidated statement of operations. During the three months ended September 30, 2010, the Company repurchased and redeemed all $1.0 billion aggregate principal amount of the 5.50% Notes due 2011 of Time Warner, $1.362 billion aggregate principal amount of the outstanding 6.875% Notes due 2012 of Time Warner and $568 million aggregate principal amount of the outstanding 9.125% Debentures due 2013 of Historic TW Inc. (as successor by merger to Time Warner Companies, Inc.). In addition, during the nine months ended September 30, 2010, the Company repurchased and redeemed all $1.0 billion aggregate principal amount of the 6.75% Notes due 2011 of Time Warner.

TIME WARNER INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited; millions, except for per share amounts)
Income Tax Impact and Tax Items Related to TWC
     The income tax impact reflects the estimated tax provision or tax benefit associated with each item affecting comparability. Such estimated tax provisions or tax benefits vary based on certain factors, including the taxability or deductibility of the items and foreign tax on certain transactions. For the nine months ended September 30, 2009, the Company also recognized approximately $24 million of tax benefits attributable to the impact of certain state tax law changes on TWC net deferred liabilities.
Noncontrolling Interest Impact
     For the nine months ended September 30, 2009, the noncontrolling interest impact of $5 million reflects the minority owner’s share of the tax provision related to changes in certain state tax laws on TWC net deferred liabilities.

TIME WARNER INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited; millions)
Reconciliation of Cash provided by Operations from Continuing Operations to Free Cash Flow

	Three Months Ended		Nine Months Ended
	9/30/10	9/30/09	9/30/10	9/30/09

Cash provided by operations from continuing operations	$931	$1,144	$2,319	$2,755
Add payments related to securities litigation and government investigations	2	7	21	21
Add external costs related to mergers, acquisitions, investments or dispositions	-	-	-	21
Add excess tax benefits on stock options	1	-	5	-
Less capital expenditures	(131)	(121)	(337)	(351)
Less principal payments on capital leases	(3)	(5)	(11)	(14)

Free Cash Flow	$800	$1,025	$1,997	$2,432

TIME WARNER INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1.  DESCRIPTION OF BUSINESS
Time Warner Inc. (“Time Warner” or the “Company”) is a leading media and entertainment company, whose businesses include television networks, filmed entertainment and publishing. Time Warner classifies its operations into three reportable segments: Networks: consisting principally of cable television networks that provide programming; Filmed Entertainment: consisting principally of feature film, television and home video production and distribution; and Publishing: consisting principally of magazine publishing.
Note 2.  INTERSEGMENT TRANSACTIONS
Revenues recognized by Time Warner’s segments on intersegment transactions are as follows (millions):

	Three Months Ended		Nine Months Ended
	9/30/10	9/30/09	9/30/10	9/30/09

Intersegment Revenues
Networks	$24	$19	$63	$63
Filmed Entertainment	277	166	589	447
Publishing	3	2	9	9

Total intersegment revenues	$304	$187	$661	$519

Note 3.  FILMED ENTERTAINMENT HOME VIDEO AND ELECTRONIC DELIVERY REVENUES
Home video and electronic delivery of theatrical and television product revenues are as follows (millions):

	Three Months Ended		Nine Months Ended
	9/30/10	9/30/09	9/30/10	9/30/09

Home video and electronic delivery of theatrical product revenues	$534	$549	$1,780	$1,607
Home video and electronic delivery of television product revenues	215	196	501	514